FOR IMMEDIATE RELEASE	CONTACTS:	Diane Merdian
Redwood Trust, Inc.		(415) 380-2331
Thursday, May 5, 2011
Mike McMahon
(415) 384-3805

REDWOOD TRUST REPORTS FIRST QUARTER 2011 RESULTS

MILL VALLEY, CA – May 5, 2011 – Redwood Trust, Inc. (NYSE:RWT) today reported net income for the first quarter of 2011 of $18 million, or $0.22 per fully diluted share. This compares to net income of $15 million, or $0.18 per fully diluted share, for the fourth quarter of 2010, and net income of $47 million, or $0.58 per fully diluted share, for the first quarter of 2010.

Redwood also reported estimated taxable income of $5 million, or $0.06 per share, during the first quarter of 2011.  This compares to an estimated taxable loss of $6 million, or $0.07 per share, for the fourth quarter of 2010, and taxable income of $1 million, or $0.01 per share, for the first quarter of 2010.

At March 31, 2011, GAAP book value was $13.76 per share, an increase of $0.13 per share from December 31, 2010, and management’s estimate of non-GAAP economic value was $14.45 per share, an increase of $0.14 per share from December 31, 2010.

During the first quarter of 2011, Redwood acquired $101 million of residential mortgage loans, originated $12 million of commercial loans, and acquired $13 million of residential securities.  On March 1, 2011, Redwood’s Sequoia securitization entity closed a $295 million residential mortgage-backed securitization. At March 31, 2011, cash and cash equivalents totaled $220 million.

Please see the tables that follow for reconciliations between GAAP and non-GAAP metrics.   Additional information on Redwood’s business, financial results, and non-GAAP metrics is available in The Redwood Review, which is available on Redwood’s website at www.redwoodtrust.com, and in Redwood’s most recent Quarterly Report on Form 10-Q, which is filed with the Securities and Exchange Commission, and which is also available on Redwood’s website.

Cautionary Statement:  This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our most recent Annual Report on Form 10-K under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

REDWOOD TRUST, INC.

Consolidated Income Statements(1)	First	Fourth	Third	Second	First
($ in millions, except share data)	Quarter	Quarter	Quarter	Quarter	Quarter
	2011	2010	2010	2010	2010

Interest income	$54	$56	$59	$56	$59
Interest expense	(22)	(22)	(24)	(21)	(18)
Net interest income	32	34	35	35	41
Provision for loan losses	(3)	(8)	(2)	(4)	(9)
Market valuation adjustments, net	(6)	-	(2)	(7)	(11)
Net interest income after provision and	24	26	31	24	21
market valuation adjustments
Operating expenses	(12)	(13)	(12)	(11)	(18)
Realized gains on sales and calls, net	4	2	2	16	44
Provision for income taxes	-	-	-	-	-
Net income	16	15	21	29	47
Less: Net (loss) income attributable to noncontrolling interest	(2)	-	1	-	-
Net Income Attributable to Redwood Trust, Inc.	$18	$15	$20	$29	$47

Average diluted shares (thousands)	79,372	78,944	78,961	78,852	78,542
Diluted earnings per share	$0.22	$0.18	$0.25	$0.35	$0.58
Regular dividends declared per common share	$0.25	$0.25	$0.25	$0.25	$0.25

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidated Balance Sheets(1)	31-Mar	31-Dec	30-Sep	30-Jun	31-Mar
($ in millions, except share data)	2011	2010	2010	2010	2010

Residential real estate loans	$3,796	$3,797	$3,733	$3,790	$3,645
Commercial real estate loans	62	50	19	20	17
Real estate securities, at fair value:
Trading securities	322	330	310	276	289
Available-for-sale securities	782	825	798	741	847
Other investments	-	-	-	4	11
Cash and cash equivalents	220	47	189	288	242
Other assets	101	95	113	100	144
Total Assets	$5,283	$5,144	$5,162	$5,219	$5,195

Short-term debt	$-	$44	$-	$-	$-
Other liabilities	104	123	163	142	207
Asset-backed securities issued - Sequoia entities	3,646	3,458	3,568	3,681	3,557
Asset-backed securities issued - Acacia entities	311	303	264	253	280
Long-term debt	140	140	140	140	140
Total liabilities	4,201	4,068	4,135	4,216	4,184

Stockholders’ equity	1,075	1,065	1,016	991	998
Noncontrolling interest	7	11	11	12	13
Total equity	1,082	1,076	1,027	1,003	1,011

Total Liabilities and Equity	$5,283	$5,144	$5,162	$5,219	$5,195

Shares outstanding at period end (thousands)	78,139	78,125	77,984	77,908	77,751
GAAP book value per share	$13.76	$13.63	$13.02	$12.71	$12.84

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidating Income Statement(1)
Three Months Ended March 31, 2011			Other
($ in millions)	Redwood	New	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Interest income	$16	$3	$25	$-	$43
Net discount (premium) amortization	12	-	(1)	-	11
Total interest income	28	3	24	-	54
Interest expense	(3)	(2)	(17)	-	(22)
Net interest income	26	0	6	-	32
Provision for loan losses	-	-	(3)	-	(3)
Market valuation adjustments, net	1	-	(7)	-	(6)
Net interest income (loss) after provision	26	0	(3)	-	24
and market valuation adjustments
Operating expenses	(11)	-	(0)	-	(12)
Realized gains (losses) on sales and calls, net	7	-	(3)	-	4
Income from New Sequoia	0	-	-	(0)	-
Loss from Other Consolidated Entities	(4)	-	-	4	-
Noncontrolling interest	-	-	2	-	2
Provision for income taxes	-	-	-	-	-
Net Income (Loss)	$18	$0	$(4)	$4	$18

(1) This table presents the estimated effect of Redwood, New Sequoia, and our Other Consolidated Entities on our consolidated GAAP Statement of Income for the three months ended March 31, 2011. The allocation of income and expense between these entities is consistent with the manner in which management analyzes them. Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Consolidating Balance Sheet(1)
March 31, 2011			Other
($ in millions)	Redwood	New	Consolidated	Intercompany	Redwood
	(Parent)	Sequoia	Entities	Adjustments	Consolidated

Residential real estate loans	$55	$408	$3,333	$-	$3,796
Commercial real estate loans	42	-	20	-	62
Real estate securities, at fair value:
Trading securities	21	-	301	-	322
Available-for-sale securities	767	-	15	-	782
Cash and cash equivalents	220	-	-	-	220
Investment in New Sequoia	39	-	-	(39)	-
Investment in Other Consolidated Entities	71	-	-	(71)	-
Total earning assets	1,215	408	3,669	(110)	5,182
Other assets	34	4	63	-	101
Total Assets	$1,249	$412	$3,732	$(110)	$5,283

Short-term debt	$-	$-	$-	$-	$-
Other liabilities	34	-	70	-	104
Asset-backed securities issued	-	373	3,584	-	3,957
Long-term debt	140	-	-	-	140
Total liabilities	174	373	3,654	-	4,201

Stockholders’ equity	1,075	39	71	(110)	1,075
Noncontrolling interest	-	-	7	-	7
Total equity	1,075	39	78	(110)	1,082

Total Liabilities and Equity	$1,249	$412	$3,732	$(110)	$5,283

(1) This table presents the estimated effect of Redwood, New Sequoia, and our Other Consolidated Entities on our GAAP Consolidated Balance Sheet at March 31, 2011. The allocation of assets and liabilities between these entities is consistent with the manner in which management analyzes them. Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Tax / GAAP Differences(1)
Three Months Ended March 31, 2011
($ in millions, except per share data)
	Tax	GAAP	Differences
Interest income	$34	$54	$(20)
Interest expense	(3)	(22)	19
Net Interest Income	31	32	(1)
Provision for loan losses	-	(3)	3
Realized credit losses	(15)	-	(15)
Market valuation adjustments, net	-	(6)	6
Operating expenses	(11)	(12)	1
Realized gains on sales and calls, net	-	4	(4)
Provision for income taxes	-	-	-
Less: Net loss attributable to noncontrolling interest	-	(2)	2
Net Income	$5	$18	$(13)

Estimated income per share	$0.06	$0.22	$(0.16)

(1) Certain totals may not foot due to rounding.

REDWOOD TRUST, INC.

Book Value Per Share and Management's Estimate of Non-GAAP Economic Value Per Share(1)
($ in millions, except per share data)

	March 31, 2011

	Components of				Estimate of Non-GAAP
	GAAP Book Value	Adjustments			Economic Value
Cash and cash equivalents	$220	$			$220

Real estate loans at Redwood
Residential	55				55
Commercial	42				42
Subtotal real estate loans	97				97
Real estate securities at Redwood
Residential	780				780
Commercial	7				7
CDO	1				1
Subtotal real estate securities	788				788
Investments in Sequoia entities	97		(4)	(2)	93
Investments in Acacia entities	2		(1)	(3)	1
Investments in the Fund	11				11
Other assets (5)	34				34
Total assets	1,249				1,244

Short-term debt	-				-
Long-term debt	(140)		59	(4)	(81)
Other liabilities (5)	(34)				(34)
Stockholders' Equity	$1,075				$1,129

Book Value Per Share	$13.76				$14.31

(1) This table presents supplemental components of book value at March 31, 2011. The components of GAAP book value are derived from our GAAP consolidated balance sheet and based upon the carrying values of the assets and liabilities at Redwood as well as the estimated net carrying values of our investments in consolidated entities, whose assets and liabilities are reported on our GAAP consolidated balance sheet. We show our investments in the Sequoia and Acacia entities and the Fund as separate line items to highlight our specific ownership interests, as the underlying assets and liabilities of these entities are legally not ours even though we are required to consolidate them for financial reporting purposes. Allocations between these entities for purposes of this presentation are consistent with the manner in which management analyzes them. Additional aggregated amounts are noted in footnote (5) below.

The components of management’s estimate of non-GAAP economic value are based on the estimated fair values of the assets and liabilities at Redwood as well as the estimated fair values of our investments in consolidated entities and our long-term debt. Our estimated non-GAAP economic value is calculated using bid-side asset marks (or estimated bid-side values) and offer-side marks for our financial liabilities (or estimated offered-side values), as required to determine fair value under GAAP. For additional information to consider when reviewing this table, please see “Factors Affecting Management’s Estimate of Economic Value” in our most recent Quarterly Report on Form 10-Q.
Certain totals may not foot due to rounding.

(2) Our investments in Sequoia entities consist of interest-only securities and senior and subordinate securities issued by Sequoia entities. We calculated the $93 million estimate of non-GAAP economic value for these securities using the same valuation process that we follow to fair value our other real estate securities. In contrast, the $97 million estimate of carrying value of these investments represents the difference between the assets and liabilities owned by the Sequoia entities.

(3)  The estimated carrying value of our investments in Acacia entities was $2 million and management's estimate of the non-GAAP economic value of those investments was $1 million, which primarily reflects the present value of the management fees we expect to earn from these entities. The equity interests and securities we own in the Acacia entities have minimal value.

(4) At March 31, 2011, we had $140 million of long-term debt outstanding with a stated interest rate of LIBOR plus 225 basis points due in 2037. During the first half of 2010, through interest rate hedging arrangements, we effectively fixed the interest rate on this long-term debt at 6.75% (excluding issuance costs). We calculated the $81 million estimate of non-GAAP economic  value of this long-term debt based on its stated interest rate using the same valuation process used to fair value our other financial assets and liabilities.

(5) Other assets are comprised of $4 million of accrued interest receivable and $30 million of other assets. Other liabilities are comprised of dividends payable of $20 million and accrued interest and other liabilities of $14 million.

REDWOOD TRUST, INC.

Sources and Uses of Cash (1)
($ in millions)
	Three Months Ended
	March 31, 2011	December 31, 2010
Beginning cash balance	$47	$189
Sources of cash(2)
Loans at Redwood	6	6
Proceeds from securitization	296	-
Securities at Redwood - principal and interest
Residential senior	33	42
Residential Re-REMIC	2	2
Residential subordinate	9	8
Commercial and CDO	-	1
Sales of securities(3)	30	-
Investments in Consolidated Entities(1)	15	11
Short-term debt financing	-	44
Derivative margin returned, net	3	26
Changes in working capital	3	3
Total sources of cash	397	143

Uses of cash
Acquisitions of residential loans	(101)	(195)
Origination of commercial loans	(12)	(30)
Acquisitions of securities(4)	(13)	(29)
Investment in New Sequoia	(15)	-
Short-term debt repayment	(44)	-
Cash operating expenses	(17)	(9)
Interest expense on long-term debt	(2)	(2)
Dividends	(20)	(20)
Total uses of cash	(224)	(285)

Net sources (uses) of cash	173	(142)
Ending Cash Balance	$220	$47

(1) The sources and uses of cash in the table above are derived from our GAAP Consolidated Statements of Cash Flow by aggregating and netting cash flow in a manner consistent with the way management analyzes it. This table excludes the gross cash flow generated by our Sequoia and Acacia securitization entities and the Fund (cash flow that is not available to Redwood), but does include the cash flow distributed to Redwood as a result of our investments in these entities. The beginning and ending cash balances presented in the table above are GAAP amounts. Certain totals may not foot due to rounding.

(2) Cash flow from securities and investments can be volatile from quarter to quarter depending on the level of invested capital, the timing of credit losses, acquisitions, sales, and changes in prepayments and interest rates. Therefore, (i) cash flow generated by these investments is not necessarily reflective of the long-term economic yield we will earn on the investments in a given period; and, (ii) it is difficult to determine what portion of the cash received from an investment is a return “of” principal and what portion is a return “on” principal in a given period.

(3) Total sales of securities in the first quarter of 2011 were $35 million. Securities sales of $5 million made in the first quarter that did not settle until early April are not reflected in this table.

(4) Total acquisitions of securities in the fourth quarter of 2010 were $26 million. Securities acquisitions of $3 million made in the third quarter that settled in October are also reflected in this table.